Exhibit 99.2

Easterly Government Properties, Inc.

Introduction to the Unaudited Pro Forma Consolidated Financial Statements

The unaudited pro forma consolidated financial statements (including notes thereto) of Easterly Government Properties, Inc. (together with its consolidated subsidiaries, the “Company”) are qualified in their entirety and should be read in conjunction with the historical financial statements included elsewhere.

During 2016 the Company acquired the Government Properties Portfolio from an unrelated third party. The Government Properties Portfolio consists of four properties with an aggregate 302,057 square feet, 100% leased to the U.S. Government through the General Services Administration (“GSA”). The acquisition of DEA – Birmingham, EPA – Kansas City, and FBI – Birmingham closed on July 1, 2016 and the acquisition of FBI – Albany closed on November 22, 2016. The Government Properties Portfolio had an aggregate purchase price of $96.9 million which was funded by issuing 4,300,170 shares of the Company’s common stock with a fair value of $77.4 million, a $14.0 million draw on the Company’s senior unsecured revolving credit facility, and $5.5 million in cash on hand.

The unaudited pro forma consolidated balance sheet as of September 30, 2016, reflects the financial position of the Company as if the acquisition of the Government Properties Portfolio had been completed on September 30, 2016. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2015 and the nine months ended September 30, 2016 are presented as if the acquisition of the Government Properties Portfolio by the Company had occurred on February 11, 2015, the date of the Company’s initial public offering.

In management’s opinion, all adjustments necessary to reflect the acquisition of the Government Properties Portfolio have been made. The unaudited pro forma consolidated statements of operations should be read in conjunction with the historical financial statements and notes thereto of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on March 2, 2016 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016 filed with the Securities and Exchange Commission on November 8, 2016.

The unaudited pro forma consolidated financial statements as of September 30, 2016 and for the year ended December 31, 2015 and the nine months ended September 30, 2016 are not necessarily indicative of what the Company’s actual financial condition would have been at September 30, 2016 or what the Company’s actual results of operations would have been assuming the transactions had occurred as of February 11, 2015, nor do they purport to represent our financial condition or results of operation for future periods.

Easterly Government Properties, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of September 30, 2016

(Amounts in thousands, except share amounts)

	Easterly Government Properties, Inc.	Government Properties Portfolio	Company Pro Forma
	(A)	(B)
Assets
Real estate properties, net	$880,962	$18,539	$899,501
Cash and cash equivalents	4,358	(4,358)	—
Restricted cash	1,432	—	1,432
Deposits on acquisitions	1,250	(500)	750
Rents receivable	7,464	—	7,464
Accounts receivable	4,136	—	4,136
Deferred financing, net	3,007	—	3,007
Intangible assets, net	116,100	3,071	119,171
Prepaid expenses and other assets	1,845	—	1,845
Total assets	$1,020,554	$16,752	$1,037,306
Liabilities
Revolving credit facility	206,667	14,000	220,667
Mortgage notes payable, net	81,552	—	81,552
Intangible liabilities, net	41,894	1,918	43,812
Accounts payable and accrued liabilities	13,516	834	14,350
Total liabilities	343,629	16,752	360,381
Equity
Common stock, par value $0.01, 200,000,000 shares authorized, 35,161,192 shares issued and outstanding at September 30, 2016.	352	—	352
Additional paid-in capital	568,520	—	568,520
Retained (deficit)	575	—	575
Cumulative dividends	(33,944)	—	(33,944)
Total stockholders' equity	535,503	—	535,503
Non-controlling interest in Operating Partnership	141,422	—	141,422
Total equity	676,925	—	676,925
Total liabilities and equity	$1,020,554	$16,752	$1,037,306

The accompanying notes are an integral part of these consolidated financial statements.

Easterly Government Properties, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2016

(Amounts in thousands, except share and per share amounts)

	Easterly Government Properties, Inc.	Government Properties Portfolio	Other Adjustments		Company Pro Forma
	(AA)	(BB)			(II)
Revenues
Rental income	$68,520	$4,845	$985	(DD)	$74,350
Tenant reimbursements	7,016	815	—		7,831
Other income	331	—	—		331
Total revenues	75,867	5,660	985		82,512
Operating expenses
Property operating	14,726	1,171	—		15,897
Real estate taxes	7,233	718	—		7,951
Depreciation and amortization	34,174	—	3,603	(EE)	37,777
Acquisition costs	1,339	—	(203)	(FF)	1,136
Corporate general and administrative	9,154	—	—		9,154
Total expenses	66,626	1,889	3,400		71,915
Operating income	9,241	3,771	(2,415)		10,597
Other (expenses) / income
Interest expense, net	(5,967)	—	(203)	(GG)	(6,170)
Net income (loss)	3,274	3,771	(2,618)		4,427
Non-controlling interest in Operating Partnership	(1,005)	—	(278)	(HH)	(1,283)
Net income (loss) available to Easterly Government Properties, Inc.	$2,269	$3,771	$(2,896)		$3,144
Net income (loss) available to Easterly Government Properties, Inc. per share:
Basic	$0.08				$0.10
Diluted	$0.07				$0.09
Weighted-average common shares outstanding
Basic	28,886,697				31,366,357
Diluted	30,722,389				33,202,049

The accompanying notes are an integral part of these consolidated financial statements.

Easterly Government Properties, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2015

(Amounts in thousands, except share and per share amounts)

	Easterly Government Properties, Inc.	Government Properties Portfolio	Other Adjustments		Company Pro Forma
	(AA)	(CC)			(II)
Revenues
Rental income	$64,942	$7,924	$1,330	(DD)	$74,196
Tenant reimbursements	6,233	1,135	—		7,368
Other income	203	—	—		203
Total revenues	71,378	9,059	1,330		81,767
Operating expenses
Property operating	13,340	1,697	—		15,037
Real estate taxes	6,983	1,053	—		8,036
Depreciation and amortization	33,561	—	5,467	(EE)	39,028
Acquisition costs	2,887	—	—		2,887
Formation expenses	1,666	—	—		1,666
Corporate general and administrative	8,817	—	—		8,817
Fund general and administrative	75	—	—		75
Total expenses	67,329	2,750	5,467		75,546
Operating income	4,049	6,309	(4,137)		6,221
Other (expenses) / income
Interest expense, net	(4,972)	—	(240)	(GG)	(5,212)
Net unrealized (loss) on investments	(5,122)	—	—		(5,122)
Net income (loss)	(6,045)	6,309	(4,377)		(4,113)
Non-controlling interest in Operating Partnership	4,351	—	(700)	(HH)	3,651
Net income (loss) available to Easterly Government Properties, Inc.	$(1,694)	$6,309	$(5,077)		$(462)
Net income (loss) available to Easterly Government Properties, Inc. per share:
Basic	$(0.08)				$(0.02)
Diluted	$(0.08)				$(0.02)
Weighted-average common shares outstanding
Basic	21,430,016				25,247,153
Diluted	21,430,016				25,247,153

The accompanying notes are an integral part of these consolidated financial statements.

Easterly Government Properties, Inc.

Notes to the Unaudited Pro Forma Consolidated Financial Statements

1.	Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

The adjustments to the unaudited pro forma consolidated balance sheet as of September 30, 2016 are as follows:

(A)

Reflects the unaudited consolidated balance sheet of Easterly Government Properties, Inc. as of September 30, 2016. This balance includes the acquisitions of three properties in the Government Properties Portfolio, DEA – Birmingham, EPA – Kansas City, and FBI – Birmingham, that closed on July 1, 2016.

(B)

Reflects the acquisition of FBI – Albany, the final acquisition in the Government Properties Portfolio, which closed on November 22, 2016. This acquisition was funded using $14.0 million from the Company’s senior unsecured revolving credit facility and cash on hand. The following pro forma adjustments are necessary to reflect the initial allocation of the estimated purchase price of this acquisition. The allocation of purchase price shown in the table below is based on the Company’s best estimate and is subject to change based on the final determination of the fair value of assets and liabilities acquired.

Real estate properties, net
Land	$1,411
Building	17,128
Total Real estate properties, net	$18,539
Intangible assets, net
In-place leases	$2,968
Acquired leasing commissions	103
Total Intangible assets, net	$3,071
Intangible liabilities, net
Below market leases	$(1,918)
Total Intangible liabilities, net	$(1,918)

2.	Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations

The adjustments to the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2016 and for the year ended December 31, 2015 are as follows:

(AA)	Reflects the historical results of Easterly Government Properties, Inc. for the nine months ended September 30, 2016 (unaudited) and year ended December 31, 2015, respectively.

(BB)

Reflects the combined statements of revenues and certain expenses of the Government Properties Portfolio for the nine months ended September 30, 2016 (unaudited). The nine months ended September 30, 2016 includes the operations for DEA – Birmingham, EPA – Kansas City, and FBI – Birmingham for the period from January 1, 2016 through June 30, 2016 and the operations of FBI – Albany for the period from January 1, 2016 through September 30, 2016. Operations for DEA – Birmingham, EPA – Kansas City, and FBI – Birmingham for the period from July 1, 2016 through September 30, 2016 are included in the Easterly Government Properties, Inc. Quarterly Report on Form 10-Q for the period ended September 30, 2016 filed with the Securities and Exchange Commission on November 8, 2016.

(CC)

Reflects the combined statements of revenues and certain expenses of the Government Properties Portfolio for the year ended December 31, 2015 prorated assuming the Government Properties Portfolio was acquired on February 11, 2015, the date of the Company’s initial public offering.

(DD)

The pro forma adjustment for rental income represents straight-line rent adjustments and above/below market lease amortization assuming the Government Properties Portfolio was acquired on February 11, 2015, the date of the Company’s initial public offering.

(EE)

The pro forma adjustment for depreciation expense is based on the Company’s basis in the assets that would have been recorded assuming the Government Properties Portfolio was acquired on February 11, 2015, the date of the initial public offering. Depreciation and amortization amounts were determined in accordance with the Company’s policies and are based on management’s evaluation of the estimated useful lives of the properties and intangibles. The amounts allocated to buildings are depreciated over 40 years. The amounts allocated to lease intangibles are amortized over the remaining life of the related leases.

(FF)

Historical external property acquisition expenses directly attributable to the Government Properties Portfolio have been excluded from the pro forma consolidated statement of operations because they are nonrecurring costs directly attributable to the acquisitions.

(GG)

Reflects the additional estimated interest expense on the Company’s senior unsecured revolving credit facility assuming the Government Properties Portfolio was acquired on February 11, 2015, the date of the initial public offering.

(HH)	Non-controlling interest in Operating Partnership is adjusted based on the additional pro forma earnings and the shares outstanding due to the acquisition of the Portfolio.

(II)

The pro forma weighted average common shares outstanding are calculated as if 4,300,170 shares of the primary equity offering used to purchase the Government Properties Portfolio in June 2016 had occurred on February 11, 2015, the date of the Company’s initial public offering.